UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2005

SEMITOOL, INC.
(Exact name of registrant as specified in its charter)

Montana	0-25424	81-0384392
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

655 West Reserve Drive Kalispell, Montana	59901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (406) 752-2107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On October 1, 2005, the Compensation Committee of the Board of Directors of Semitool, Inc. (the “Company”) approved an Executive Bonus Plan (the “Plan”) with Larry Murphy, President and Chief Operating Officer of the Company. The Plan provides for the payment of annual cash incentive awards based on the achievement of certain performance criteria. The annual awards shall be determined on the basis of both objective and subjective criteria, as specified in the Plan, including the percentage increase in annual sales over a base amount.

The Plan is administered by the Compensation Committee. Sales revenue is the principal measure used under the Plan to determine cash awards. The Compensation Committee may also increase or decrease the award based on its evaluation of other criteria specified in the Plan.

The foregoing is a summary of the Executive Bonus Plan with Mr. Murphy. A copy of the Plan is filed as an exhibit to this Current Report on Form 8-K, and the terms of such document are incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

      (c)  Exhibits:

            Exhibit No.     Description

            Exhibit 10.1    Executive Bonus Plan approved as of October 1, 2005 for Larry Murphy, President and Chief Operating Officer of Semitool, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 3, 2005	SEMITOOL, INC. (Registrant) By: /s/Larry A. Viano —————————————— Larry A. Viano Chief Financial Office